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                                                                     Exhibit 5.1

                          [Latham & Watkins Letterhead]

                                  June 19, 2001

Next Level Communications, Inc.
6085 State Farm Drive
Rohnert Park, California 94928

               Re:    Registration Statement on Form S-3
                      55,442 shares of Common Stock, $.01 par value

Ladies and Gentlemen:

        In connection with the registration of 55,442 shares of common stock of Next Level Communications, Inc., a Delaware company (the "Company"), par value $.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on June 19, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance, and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for the purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that as of the date hereof, the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein, and to the incorporation by reference of this opinion.


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                                                          Very truly yours,

                                                          /s/ LATHAM & WATKINS